SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2009
Date of Report (Date of earliest event reported)

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-11244	35-1547518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (812) 482-1314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 27, 2009, German American Bancorp, Inc. (the "Company" or "German American"), issued a press release announcing its results for the three months and year ended December 31, 2008, and making other disclosures.  The press release (including the accompanying unaudited consolidated financial statements as of and for the three months and year ended December 31, 2008, and other financial data) is furnished herewith as Exhibit 99 and is incorporated herein by reference.

The information incorporated by reference herein from Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events.

As announced in the press release that is furnished as Exhibit 99 to this report:

1.  The Company's Board of Directors has declared a cash dividend of $0.14 per share which will be payable on February 20, 2009 to shareholders of record as of February 10, 2009.

2.  The Company has received preliminary approval to participate in the U.S. Treasury Department's Capital Purchase Program (CPP), part of the government's effort to restore confidence in the nation's financial system by providing capital to healthy financial institutions.  Under the program, and subject to satisfaction of standard closing conditions, the Treasury Department  has offered to invest up to approximately $25 million in newly issued preferred equity stock of German American Bancorp, Inc.  As part of its investment, the Treasury Department also would receive warrants to purchase common stock of the Company having an aggregate market price of 15% of the investment amount.  As quoted in the press release, Mark Schroeder, President & Chief Executive Officer, said, "While we are very cognizant of the prudence of seriously considering enhancing our already solid capital base in the face of what may be a prolonged period of economic weakness, and we are gratified to have been approved for the CPP, which is available only to sound institutions, we believe it is in the best interests of our shareholders to carefully consider all factors of participation in the CPP before making a decision to accept any funds from the Program. The Program’s restrictions on possible future dividend increases, the dilution that could result from the associated warrants, and the uncertainty surrounding some details of the program, dictate that management and the Board carefully evaluate the Company's participation in the CPP relative to other alternatives available to the Company to raise additional regulatory capital.”  The Company expects to make a decision about CPP participation by late February 2009.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

99
Press release dated January 27, 2009.  This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder, President and Chief Executive Officer

Dated:  January 28, 2009

EXHIBIT INDEX

99
Press release dated January 27, 2009. This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.